EXHIBIT 23I

                           DAVID JONES & ASSOC., P.C.
                                    Law Firm

                               [GRAPHIC OMITTED]            (281) 367-8409 phone
4747 Research Forest Drive                              (281) 367-8401 facsimile
Suite 180, # 303                                       davidjones@pdq.net  email
The Woodlands, TX  77381                               stacidrake@pdq.net  email

Fairholme Funds, Inc.                  October 13, 2000
51 JFK Parkway
Short Hills, NJ  07078

Dear Sirs:

As counsel to Fairholme Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, I have been asked to render my opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Company (the "Shares") representing proportionate interests in the Fairholme Fund (the "Fund"). The Shares of the Fund are a series of the Company consisting of two Classes of shares, known as No-Load shares and Class C shares. This opinion relates solely to the offering of the Company's Class C shares, all as more fully described in the Prospectus and Statement of Additional Information for Class C shares contained in post-effective Amendment # 1 to the Company's Registration Statement on Form N-1A, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

I have examined the Company's Articles of Incorporation, the Prospectus and Statement of Additional Information contained in Post-effective amendment # 1 to the Registration Statement, and such other documents, records and certificates as deemed necessary for the purposes of this opinion.

Based on the foregoing, I am of the opinion that the Class C Shares, when issued, delivered and paid for in accordance with the terms of the Prospectus and Statement of Additional Information, will be legally issued, fully paid, and non-assessable by the Company.

Further, I give my permission to include this opinion as an exhibit to the Company's Registration Statement on Form N-1A.

Very Truly Yours,


/s/  David D. Jones
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DAVID D. JONES